EXHIBIT 99.2

Viking Receives PRC Approvals; Fei Yun Acquisition Effective

DALLAS, TX--(INTERNET WIRE)--Dec 11, 2001-- Viking Capital Group, Inc.(Viking) (VGCP-OTC), announced today that it has received its final approvals from the Peoples Republic Of China for the transaction to acquire 25% of Beijing Fei Yun Viking Enterprises Co., Ltd. (Fei Yun Viking). The Company received its business license on December 2, 2001 and the transaction is now effective.
Viking Capital Group, Inc. chief financial officer and president, Matthew W. Fossen stated, "This is a great beginning for everyone involved. At nearly the same time the acquisition is complete and effective and over 321,000 square feet of retail shopping space at Sun Shine Plaza is open for business after remodeling for several months." Viking is continuing to review additional investments in China. Viking's diversified growth strategy in China allows acquisitions in any industry. While real estate comprised primarily of luxury apartments/condos and retail space is the primary asset of the Fei Yun Viking acquisition, other industries hold promise as well. One of the great attractions in China is the growing population of middle class citizens with disposable income. Several industries will benefit from this growth and Viking is continuing to review additional acquisition opportunities to participate in the country's economic development.

About Viking Capital Group, Inc.
Viking Capital Group, Inc., (VGCP-OTC), is headquartered in Dallas. Viking's China Operations are headquartered in Shanghai. Viking recently purchased 25% ownership and voting control of Beijing Fei Yun Viking Enterprises Co., Ltd. (Fei Yun Viking) in Beijing China. The founders of Beijing Fei Yun Viking and now Viking Vice Presidents will operate the daily activities of Fei Yun Viking's holdings. Viking also purchased 25% of Wuxi Viking Garment Company, Ltd (Wuxi Viking) the first of October this year. The current founder Mr. Qian and his management team will continue to operate the daily operations of Wuxi Viking's five operating garment companies in Wuxi, China. Viking expects to acquire other operations in China and expand the activities of Fei Yun Viking and Wuxi Viking. Viking's U.S. operations, now with banker acceptance of its financial strengths, beginning next year will focus on its plan to market and further develop its Application Service Provider network (ASP). Focus will be on remote banking services of its various customers data communications services and application services, via its subsidiaries, over the its private network and over the internet. Though the acquisition of life insurance companies are now a secondary goal of the Company in its U.S. operations, the required use of its own capital for insurance company acquisitions will be balanced against the returns possible in other industries such as the opportunities in China.

Contact Viking on the World Wide Web.www.vcgi.com. On the home page, look for "China Operations" to learn more about Viking's activities in China.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 This press release may contain certain "forward-looking" statements as such term is defined in the Private Securities Litigation Reform Act of 1995 and information relating to the Company and its subsidiaries that are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management. When used in this release, the words "anticipate," "believe," "estimate," "expect" and "intend" and words or phrases of similar import, as they relate to the Company or its subsidiaries or Company management, are intended to identify forward-looking statements. Such statements reflect the current risks, uncertainties and assumptions related to certain factors including, without limitations, changes or anticipated changes in regulatory environments, competitive factors, general economic conditions, customer relations, relationships with vendors, the interest rate environment, governmental regulation and supervision, seasonality, distribution networks, product introductions and acceptance, technological change, changes in industry practices, onetime events and other factors described herein and in other press releases to the public or filings made by the company with the Securities and Exchange Commission, the ability to secure partnership or joint-venture relationships with other entities, the ability to raise additional capital to finance expansion, and the risks inherent in new product and service introductions and the entry into new geographic markets.

Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. The Company does not intend to update these forward-looking statements. For further information which could cause actual results to differ from the Company's expectations, as well as other factors which could affect the Company's financial statements, please refer to the Company's report filed with the Securities and Exchange Commission.

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Contact:
     Viking Capital Group, Dallas
     Matthew W. Fossen, (972)386-9996
     mfossen@vcgi.com
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     www.vcgi.com
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